EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-195733) of Pure Cycle Corporation of our report dated November 14, 2022 relating to the financial statements of Pure Cycle Corporation as of and for the year ended August 31, 2022.

/s/ Plante & Moran, PLLC

Broomfield, Colorado

November 15, 2023